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                                                                    Exhibit 10.1

                           CHANGE OF CONTROL AGREEMENT


         This CHANGE OF CONTROL AGREEMENT is entered into by and between The TriZetto Group, Inc. (the "Company") and ______________ (the "Executive"), as of this 18th day of February 2000. For purposes of this Agreement, employment with the Company shall include employment with any of the Company's Affiliates. Capitalized terms not otherwise defined shall have the meanings set forth in
Section 10 below.

                                    RECITALS

         Whereas, the Company's Board of Directors (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control of the Company.

         Now therefore, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                                    AGREEMENT

1)       EMPLOYMENT PERIOD.

         a) The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to remain employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the _____ anniversary of such Effective Date (the "Employment Period").

         b) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, subject to Section 10(i) hereof, prior to the Effective Date, the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive may have no further rights under this Agreement.

2)       TERMS OF EMPLOYMENT.

         a)       POSITION AND DUTIES.

                  i) During the Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date.

                  ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the
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                           Executive agrees to devote reasonable attention and
                           time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
                           (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. To the extent that the Executive prior to the Effective Date has conducted any such activities prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         b)       COMPENSATION.

                  i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its Affiliates in respect of the twelve month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than twelve months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                  ii) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings, retirement, welfare benefit, vacation and sick leave plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliates.

3)       TERMINATION OF EMPLOYMENT.

         a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give the Executive written notice in accordance with Section 11(b) of this


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                  Agreement of its intention to terminate the Executive's
                  employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

         b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for "Cause" based upon any of the following occurrences:

                  i) The willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or

                  ii) The willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

                  For purposes of this subsection, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or other senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is given to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

         c) GOOD REASON. The Executive may terminate the Executive's employment for Good Reason.

                  i) "Good Reason" shall mean any of the following occurrences:



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                           (1)      The assignment to the Executive of any
                                    duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in material diminution in such position, authority, duties or responsibilities;

                           (2) Any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (3) Any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

                           (4) Any failure by the Company to comply with and satisfy Section 9(c) of this Agreement; or

                           (5) The required move of the Executive's principal place of employment outside of [Newport Beach, California/ ___________].

                  ii) Any claim or controversy arising out of or relating to any determination of Good Reason made by the Executive shall be settled by arbitration in Orange County, California, in accordance with the following:

                           (1) Each party shall appoint its own arbitrator and the two arbitrators shall choose a third, impartial arbitrator as umpire before the date set for the hearing. If a party fails to appoint its arbitrator within 30 days after having either received or given the notice requesting arbitration, the other shall appoint the second arbitrator. If the two arbitrators fail to appoint the umpire within 30 days after their appointments, either party may apply to the Orange County Superior Court of the State of California to appoint an impartial umpire. The umpire shall promptly notify all parties to the arbitration of his selection.

                           (2) The arbitration shall be conducted pursuant to the provisions of the California Code of Civil Procedure, including the rules pertaining to discovery.

                           (3) Within a reasonable time after completion of the arbitration, the arbitrators shall prepare a written opinion, a copy of which shall be delivered to each party.


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                           (4)      The parties shall share equally the expenses
                                    of arbitration, including the arbitrator's fee, provided however, that the arbitrators, in their discretion, may award costs to the prevailing party.

         d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement.

4)       OBLIGATIONS OF THE COMPANY OR EXECUTIVE UPON TERMINATION.

         a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH, OR DISABILITY. If during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability, or the Executive shall terminate for Good Reason, such termination, for purposes of this Section 4(a), shall constitute separation from, and cessation of duties for, the Company as of the Date of Termination. Under such circumstances, the Company shall pay to the Executive the following payments and benefits:

                  i) Bi-weekly salary continuation at the Executive's Annual Base Salary as if the Executive had remained employed through the end of the Employment Period;

                  ii) Medical and dental coverage continuation as if the Executive had remained employed through the end of the Employment Period at the Executive's benefit level as of the Date of Termination;

                  iii) Life insurance coverage continuation, through the end of the Employment Period at the Executive's benefit level as of the Date of Termination;

                  iv) Outplacement services consistent with the Company's outplacement policy, if any, for a person at the Executive's job classification or position;

                  v) A payment on the last day of the Employment Period in an amount equal to the sum of (A) the additional contributions that would have been allocated to the Executive's 401(k) account, if any, if the Executive had remained employed through the end of the Employment Period;

                  vi) Payment within 30 days of the Date of Termination of all accrued vacation, holiday and personal leave days as of the Date of Termination; and

                  vii) Payment of any unpaid incentive compensation that Executive earned through the date of Termination in accordance with the terms of any applicable incentive compensation plan.


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         The Company reserves the right to deduct from any applicable sum those amounts required by law. Any money owed to the Company by Executive may be deducted from the amounts payable pursuant to this Section 5(a). All accruals of vacation, holiday and personal leave shall end on the Date of Termination. The payments called for in this Section 5(a) shall be in lieu of and discharge any obligations of the Company to Executive for compensation, accrued vacation, accrued personal leave days, accrued holidays, incentive compensation, car allowances, or any other expectations or remuneration or benefit on the part of the Executive.

         b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of accrued obligations and the timely payment or provision of other benefits under any plan, program, policy or practice of TriZetto in accordance with the terms of such plan, program, policy or practice (the "Other Benefits"). Accrued obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

         c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of accrued obligations and the timely payment or provision of Other Benefits. Accrued obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         d) CAUSE, OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his or her Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by the Executive, and (iii) Other Benefits, in each case to the extent unpaid. If the Executive voluntarily terminates employment during the Employment Period, except a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for accrued obligations and the timely payment or provision of Other Benefits. In such case, all accrued obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         e) ACCELERATION OF OPTIONS. The Board has determined that a Change of Control as defined herein will constitute a Change in Control Event for purposes of Section 3.3.2 of the Company's 1998 Plan. Therefore, if the Executive's employment is terminated other than voluntarily, for Cause, Death or Disability prior to the end of the Employment Period, then, subject to Section 5 of this Agreement, all of the Executive's outstanding options granted under the 1998 Plan which have not otherwise become exercisable shall become immediately exercisable on the Date of Termination, and all substantial risks of forfeiture and restrictions on

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                  transfer relating to any of the Executive's shares of
                  restricted stock issued pursuant to the 1998 Plan shall be terminated on the Date of Termination. For purposes of this provision, any termination of the Executive's employment other than voluntarily, or for Cause, Death or Disability shall be deemed to be a termination for the convenience of the Board; accordingly, any options granted to the Executive which are or become exercisable as of the Date of Termination shall terminate 90 days after the Date of Termination.

         f) DUTY TO COOPERATE. During the Employment Period and thereafter, Executive agrees to cooperate with and assist the Company, upon reasonable notice, in the defense of any litigation or governmental investigation arising from events that occurred while Executive was employed by the Company. Such cooperation and assistance shall include, but not be limited to, the Executive's full participation in locating, producing, collecting, analyzing and preparing documents and other informational materials; in preparing for and participating in depositions, hearings and trials; and in responding to document production requests, interrogatories, and other discovery. If it becomes necessary for Executive to testify in any judicial or other administrative proceedings, the Company shall reimburse Executive for any reasonable travel expenses (including transportation, food and lodging), which are incurred (or are to be incurred) in connection with such testimony (including preparation therefore). The Company shall not be required to pay Executive any additional consideration, including but not limited to, consulting or witness fees, in connection with any cooperation, assistance or testimony required of or provided by Executive pursuant to this Agreement. In addition, from the Date of Termination to the end of the Employment Period, the Executive shall devote a reasonable amount of time cooperating with and assisting the Company in maintaining and improving its relationships with its customers.

5)       CERTAIN REDUCTIONS OF PAYMENTS BY THE COMPANY.

         a) The payments (including for this purpose the value of the acceleration described in Section 4(e) or elsewhere) made to the Executive hereunder shall be subject to the provisions of
                  3.3.4 of the 1998 Plan.

         b) All determinations required to be made under this Section 5 as to whether a Payment or benefit would be deductible by the Company shall be made by the Company's independent auditors (the "Accounting Firm") which shall provide detailed supporting information both to the Company and the Executive within 30 business days following the Date of Termination or such earlier time as is requested by the Company. The Accounting Firm shall make a determination as to whether a Disqualification would occur at least 10 days prior to a Change of Control. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive.

         c) In the event that any option which is outstanding on the Executive's Date of Termination has not become exercisable because of the application of

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                  this Section 5, such option shall become exercisable in such manner and such times as the option would have become exercisable if the Executive had not terminated employment, and the portion of any such option which becomes exercisable pursuant to this Section 5(c) shall remain exercisable until the earlier of the date which is 90 days following the date on which the option first becomes exercisable or the original expiration date of the option.

6) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or its Affiliates and for which the Executive may qualify, nor, subject to Section 1(b), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or its Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7) FULL SETTLEMENT. Except as stated herein, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

8) CONFIDENTIAL INFORMATION. The Executive shall continue to be bound by the Intellectual Property and Technical Information Agreement. Following termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any confidential information to anyone other than the Company and its Affiliates or others designated by the Company.

9)       SUCCESSORS.

         a) This Agreement is personal to the Executive and may not be assigned by the Executive without the prior written consent of the Company, except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         c) The Company will require any successor (whether direct or indirect, by reason of purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume

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                  expressly and agree to perform this Agreement in the same
                  manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10)      CERTAIN DEFINITIONS.

         a) "AFFILIATES" shall mean any company controlled by, controlling or under common control with the Company.

         b) "BUSINESS COMBINATION" shall mean any reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

         c) "CHANGE OF CONTROL" shall mean any of the following occurrences:

                  i) The acquisition whether by Business Combination, tender offer, or otherwise, of any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either: (A) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"). For purposes of this Agreement, the following acquisitions of Outstanding Common Stock or Outstanding Voting Securities shall not constitute a Change in Control:
                           (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and
                           (3) of subsection (iii) below.

                  ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  iii) Consummation of a Business Combination, unless following such Business Combination, each of the following conditions are met:


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                           (1)      All or substantially all of the individuals
                                    and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

                           (2) No Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination;

                           (3) At least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                  iv) Approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

         d) "CHANGE OF CONTROL PERIOD" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof.

         e) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         f) "COMPANY" shall mean The TriZetto Group, Inc. and its Affiliates. In addition to the foregoing definition, Company shall also include any successor to the Company's business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

         g)       "DATE OF TERMINATION" shall mean:


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                  i)       if the Executive's employment is terminated by the
                           Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; or

                  ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination; or

                  iii) if the Executive's employment is terminated by reason of Death or Disability, the Date of Termination shall be the date of Death or the Disability Effective Date, as the case may be.

         h) "DISABILITY" shall mean the absence of Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

         i) "EFFECTIVE DATE" shall mean the first date during the Change of Control Period on which a Change of Control occurs. Notwithstanding anything in this Agreement, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement, the Effective Date shall mean the date immediately prior to the date of such termination.

         j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         k)       "NOTICE OF TERMINATION" shall mean a written notice which:

                  i) indicates the specific termination provision in this Agreement relied upon;

                  ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; provided, however, that the failure to set forth such information shall not waive any right of the Executive or the Company hereunder, or preclude either party from asserting such fact or circumstance in enforcing their respective rights hereunder; and


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                  iii)     if the Date of Termination is other than the date of
                           receipt of such notice, specifies the termination date, which shall not be more than 30 days after the giving of such notice.

         l) "1998 PLAN" shall mean the Company's 1998 Stock Incentive Plan, as amended.

11)      MISCELLANEOUS PROVISIONS.

         a) GOVERNING LAW. Except for the determination of "Good Reason" pursuant to Section 3(c)(ii), this Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Delaware as applied to contracts that are executed and performed in Delaware, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         b) NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

                           If to TriZetto:

                                    The TriZetto Group, Inc.
                                    567 San Nicolas Drive, Suite 360
                                    Newport Beach, California  92660
                                    Attn:  Jeffrey H. Margolis
                                    Ph:  (949) 718-4940
                                    Fax: (949) 718-4944
                                    E-mail:  jeff.margolis@trizetto.com

                           If to Executive:

                                     ____________________________
                                     ____________________________
                                     ____________________________
                                     Ph:      ___________________
                                     Fax:     ___________________
                                     E-mail:  ___________________


         c) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, or their respective successors and legal representatives.

         d) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         e) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in an acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

         f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Executive's Intellectual Property and Technical Information Agreement and Stock Option Agreement) both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

         g) WITHHOLDINGS. The Company may withhold from any amounts payable hereunder, such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party.

         i) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any obligation or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         IN WITNESS WHEREOF, the parties have caused this Change of Control Agreement to be executed as of the date first written above.



                          THE TRIZETTO GROUP, INC

                          By:      ____________________________

                          Name:    ____________________________

                          Title:   ____________________________



                          EXECUTIVE

                          By:      ____________________________

                          Name:    ____________________________

                          Title:   ____________________________


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